Exhibit 99.1

AMERI Holdings, Inc. Becomes a Public Company

Completes Private Placement of up to $10 Million with Lone Star Value

EDISON, N.J., May 26, 2015 –

Transaction Highlights:

•	Going public transaction completed with strategic investor, Lone Star Value Investors, LP
•	Experienced management team and highly-accomplished Board
•	2015 pro forma guidance: at least $20 million of revenues and 15% adjusted EBITDA margins(1)
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Pro forma capitalization structure: 12.5 million basic shares outstanding, $5.7 million in cash(2), $5.0 million in convertible debt with a conversion price of $1.80 per share with no other debt outstanding, and $5.0 million of warrants with an exercise price of $1.80 per share

•
AMERI Holdings, Inc. will analyze acquisition targets of both public and private technology services companies and has a long-term business plan to reach $100 million in annual revenues through a combination of organic growth and acquisitions

•	Peer companies include Cartesian Inc., Cognizant Technology Solutions Corp., IGATE Corporation, Mindtree Ltd., RCM Technologies Inc., and Syntel Inc.

AMERI Holdings, Inc. (“Ameri100” or the “Company”), formerly Spatializer Audio Laboratories, Inc. (OTCQB: SPZRD), announced today that it completed a reverse merger in which Ameri and Partners Inc. (“Ameri and Partners”) became a wholly owned subsidiary of AMERI Holdings, Inc. The Company will be conducting business under the brand name “Ameri100.” The Company has received a temporary ticker symbol of “SPZRD”, which will be replaced by OTC in 20 business days with a new symbol reflecting the new name of the Company.

Ameri100 is a technology-management solutions company that enables its customers to implement IT solutions to optimize their systems and operations. Ameri100 architects and delivers efficient technology solutions to Global 2000 companies, some of the world’s largest public companies, in addition to middle market companies. Ameri100 has also developed products and apps that assess IT readiness and assist clients in their business transformation processes and ongoing support needs. The Company has developed a global ecosystem of specific product experts who partner with Ameri100 on a project-by-project basis to help solve critical technology challenges for clients.

The Company’s new management team includes experienced executives with extensive backgrounds at large technology companies such as Infosys, Accenture, SAP, Intelligroup, and Thomson Reuters. Ameri100’s management team includes: Giri Devanur (President and CEO), Srinidhi “Dev” Devanur (Executive Vice Chairman), Srirangan “Ringo” Rajagopal (EVP - Client Relations), Brunda Jagannath (VP - Finance), Anand Sundar (EVP - Enterprise Systems), Carlos Fernandez (EVP - Strategic Initiatives), Rajesh Sundar (EVP - Products), and Manjunath Dattatreya (EVP - Human Capital).

The Company’s Board of Directors will consist of seven members: Jeffrey E. Eberwein (Chairman), Srinidhi Devanur (Executive Vice Chairman), Giri Devanur (CEO), Dimitrios J. Angelis, Dr. Arthur M. Langer, Robert G. Pearse, and Robert Rosenberg.

In conjunction with becoming a public company, Ameri100 completed a private placement, issuing a $5 million convertible note and $5 million in warrants to Lone Star Value Investors, LP. Upon conversion of the warrant for cash, the total gross amount raised by Ameri100 in this offering would be $10 million. The Company intends to use the net proceeds from this offering principally for market expansion and strategic acquisitions. Further, the Board adopted, and the Company’s shareholders approved, a 2015 Equity Incentive Award Plan for executive officers, key employees, and directors.

President and Chief Executive Officer Giri Devanur said, “The technology services industry is going through a fundamental shift. We are pioneering the outsourcing 3.0 era via our global partner ecosystem and bringing our Global 2000 customers a highly specialized offering with extreme agility. We have developed innovative new products such as the Langer Index in conjunction with Dr. Langer of the Center for Technology Management at Columbia University. We will soon be launching a SAP HANA version of the Langer Index. In addition, we recently acquired Linear Logics, a Pennsylvania-based supply chain specialist company with an award winning SAP mobility product.”

In accordance with “reverse merger” accounting treatment, the Company’s historical financial statements as of period ends, and for periods ended, prior to the merger will be replaced with the historical financial statements of Ameri and Partners prior to the merger in all future filings with the Securities and Exchange Commission. Panamax Capital, LLC was the exclusive financial advisor and Warshaw Burstein, LLP was the legal advisor to Ameri and Partners in connection with the merger. Olshan Frome Wolosky LLP represented AMERI Holdings, Inc. and Lone Star Value.

The securities sold in the private placement have not been registered under the Securities Act of 1933 and may not be resold absent registration under, or exemption from registration under, such Act.

About Ameri100

Ameri100 was formed in November 2013 as a next generation technology management solutions firm. The Company has combined lean technology innovation and deep business process expertise to exceed client expectations, leveraging an extensive Lean Enterprise Architecture Partnership “LEAP” of over 4,500 technology experts worldwide. The Company has assisted Global 2000 companies with architecture and technology solutions, enabling customers to transform businesses with the integration of seamless processes. Ameri100 has continuously invested in innovative solutions such as the Langer Index and CDM which, we believe, have enhanced the competitive advantage of Ameri100’s clients.

Please visit www.Ameri100.com for further information including full biographies of our management team and Board of Directors.

About Lone Star Value Management

Lone Star Value Management, LLC (“Lone Star Value”) is an investment firm that invests in undervalued securities and engages with its portfolio companies in a constructive way to help maximize value for all shareholders. Lone Star Value was founded by Jeff Eberwein, a former Portfolio Manager at Soros Fund Management and Viking Global Investors. Lone Star Value is based in Old Greenwich, CT and Lone Star Value Investors, LP is managed by Lone Star Value.

About Panamax Capital, LLC

Panamax Capital, LLC is a private, global merchant banking firm. Headquartered in Greenwich with resources in the Americas, Asia, Europe, and India, the firm provides capital markets, M&A, and principal finance services to its clients.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the development of commercially viable products, novel technologies, and modern applicable services, (ii) a projection of income (including income/loss), EBITDA, earnings (including earnings/loss) per share, capital expenditures, capital structure or other financial items, (iii) the Company’s future financial performance and (iv) the assumptions underlying or relating to any statement described above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon the Company’s current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control over. Actual results and the timing of certain events and circumstances may differ materially from those described above as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the EBITDA or cause actual results to differ materially from expected or desired results may include, without limitation, the Company’s inability to obtain adequate financing, the significant length of time associated with servicing, accounts receivable turnover, related insufficient cash flows, and resulting illiquidity, the Company’s inability to expand the Company’s business, government regulation, the underlying state of the technology support industry, lack of product diversification, existing or increased competition, stock volatility and illiquidity, and the Company’s failure to implement the Company’s business plans or strategies. Other factors are identified and described in more detail in the Company’s filings with the SEC, including the Company’s Form 8-K reporting the completion of the transactions described in this press release. Except as required by federal securities law, the Company does not undertake to update any forward-looking statements.

(1)  Adjusted EBITDA is a non-GAAP financial measure commonly used and is defined as “earnings before interest, taxes, depreciation, and amortization.”

(2)  Based on Ameri and Partners Inc. cash balance at 3/31/15 plus the net proceeds of the convertible note issued to Lone Star Value.

Investor Contacts:
Carlos Fernandez
carlos.fernandez@ameri100.com